Exhibit 99.1

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Consolidated Financial Report

with Additional Information

December 31, 2005

Plante & Moran, PLLC 27400 Northwestern Highway P.O Box 307 Southfield, MI 48037-0307 Tel: 248.352.2500 Fax: 248.352.0018 plantemoran.com

Independent Auditor’s Report

To the Board of Directors and Stockholders

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

We have audited the accompanying consolidated balance sheet of Pullman Industries, Inc., Subsidiaries, and Affiliated Entity (the “Company”) as of December 31, 2005 and the related consolidated statements of operations, equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of Linde + Pullman AG and subsidiaries (LPAG), an unconsolidated subsidiary. Those financial statements were audited by other auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the investment in LPAG, is based solely on the report of the other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pullman Industries, Inc., Subsidiaries, and Affiliated Entity at December 31, 2005 and the consolidated results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

June 23, 2006, except for Note 9, as to which the date is June 28, 2006

A member of

A worldwide association of independent accounting firms

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Consolidated Balance Sheet

December 31, 2005

Assets
Current Assets
Cash and cash equivalents	$2,851,817
Accounts receivable:
Trade	19,817,887
Other	922,589
Inventory (Note 2)	2,834,392
Unbilled customer tooling costs	7,375,764
Prepaid expenses and other current assets:
Prepaid expenses	1,318,882
Refundable taxes	38,229
Deferred tax recovery (Note 7)	1,010,000

Total current assets	36,169,560
Property and Equipment - Net (Note 3)	43,617,028
Intangible Assets (Note 4)	200,170
Other Assets
Accounts receivable - Affiliate	45,823
Deposits and other	802,983

Total assets	$80,835,564

Liabilities and Equity
Current Liabilities
Accounts payable	$11,427,344
Current portion of notes payable (Note 5)	5,746,595
Accrued and other current liabilities:
Taxes payable	155,918
Accrued compensation	3,346,075
Dividends payable	583,732
Accrued interest	77,681
Other accrued liabilities	2,868,419

Total current liabilities	24,205,764
Notes Payable (Note 5)	23,566,114
Other Long-term Liabilities
Deferred compensation (Note 8)	251,438
Deferred tax liabilities (Note 7)	5,218,000
Equity	27,594,248

Total liabilities and equity	$80,835,564

See Notes to Consolidated Financial Statements.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Consolidated Statement of Operations

Year Ended December 31, 2005

Net Sales	$166,964,996
Cost of Sales	130,926,049

Gross Profit	36,038,947
Operating Expenses	18,428,784

Operating Income	17,610,163
Nonoperating Income (Expenses)
Interest income	243,645
Loss from unconsolidated subsidiaries	(1,302,871)
Foreign exchange loss	(42,931)
Other expense	(458,938)
Interest expense	(1,829,346)

Total nonoperating expenses	(3,390,441)

Income - Before income taxes	14,219,722
Income Tax Expense (Note 7)	3,346,000

Net Income Attributable to Controlling Interest	$10,873,722

See Notes to Consolidated Financial Statements.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Consolidated Statement of Equity

Year Ended December 31, 2005

	Controlling Interest
	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Equity
Balance - January 1, 2005 - As restated for effect of merger (Note 13)	$—	$2,300,000	$15,886,099	$(502,906)	$—	$17,683,193
Consolidated net income	—	—	10,873,722	—	—	10,873,722
Noncontrolling interest capital contribution	—	—	—	—	2,500	2,500
Stock redemption	—	(75,000)	(306,435)	—	—	(381,435)
Dividends declared and payable	—	—	(583,732)	—	—	(583,732)

Balance - December 31, 2005	$—	$2,225,000	$25,869,654	$(502,906)	$2,500	$27,594,248

See Notes to Consolidated Financial Statements.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Consolidated Statement of Cash Flows

Year Ended December 31, 2005

Cash Flows from Operating Activities
Consolidated net income	$10,873,722
Adjustments to reconcile consolidated net income to net cash from operating activities:
Depreciation	8,852,021
Loss on disposition of property and equipment	357,841
Bad debt expense	496,138
Amortization	215,307
Deferred income taxes	1,357,000
Impairment of advances to and receivables from unconsolidated subsidiaries	1,302,871
Changes in operating assets and liabilities which provided (used) cash:
Accounts receivable	(11,737,875)
Inventory	49,885
Unbilled customer tooling costs	(6,229,041)
Prepaid expenses and other assets	(1,000,008)
Accounts payable	4,901,695
Accrued and other liabilities	(580,660)
Payable federal and state income taxes	349,377

Net cash provided by operating activities	9,208,273
Cash Flows from Investing Activities
Purchase of property and equipment	(6,617,827)
Proceeds from disposition of property and equipment	197,000
Investment in and advances to unconsolidated subsidiaries	(1,250,954)

Net cash used in investing activities	(7,671,781)
Cash Flows from Financing Activities
Proceeds from notes payable	33,066,273
Payments on notes payable	(38,989,420)
Noncontrolling interest capital contribution	2,500
Stock redemption	(381,435)

Net cash used in financing activities	(6,302,082)

Net Decrease in Cash and Cash Equivalents	(4,765,590)
Cash and Cash Equivalents - Beginning of year, as restated (Note 14)	7,617,407

Cash and Cash Equivalents - End of year	$2,851,817

See Notes to Consolidated Financial Statements.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Notes to Consolidated Financial Statements

December 31, 2005

Note 1 - Nature of Business and Significant Accounting Policies

Pullman Industries, Inc. (“Pullman”), Subsidiaries, and Affiliated Entity (collectively, the “Company”) are engaged primarily in the manufacturing of roll-formed components for the automotive industry. Pullman has manufacturing facilities located in South Haven and Grand Haven, Michigan and in Butler, Indiana. Pullman also has two production facilities in Mexico through a joint venture arrangement, Linde Pullman de Mexico (LPM), the operations of which are accounted for on the equity method.

As further described in Note 14, effective February 9, 2005, Pullman’s former parent, 801 Acquisition Company, was merged into Pullman, which was the surviving corporation.

Organization and Business - The Company conducts substantially all business with three U.S. automotive manufacturers. Accordingly, substantially all sales in 2005 and trade accounts receivable at December 31, 2005 are from these customers.

Significant accounting policies are as follows:

Principles of Consolidation - The consolidated financial statements include all the accounts of Pullman and all of its wholly owned subsidiaries as of December 31, 2005, as well as a variable interest entity (VIE) described below for which Pullman is the primary beneficiary. All material intercompany accounts, transactions, and earnings have been eliminated in the accompanying consolidated financial statements.

Pullman Industries IC-DISC, Inc. (“IC-DISC”) was organized in 2005 for the purpose of transacting certain sales activity on behalf of Pullman. Pullman is the primary beneficiary of IC-DISC, which qualifies as a VIE under the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. At December 31, 2005, the assets, liabilities, and equity of IC-DISC were not significant to the accompanying consolidated financial statements. Commission expense totaling $2,412,479 in 2005 was charged by IC-DISC to Pullman and has been eliminated in the accompanying consolidated financial statements.

Revenues and Cost Recognition - Revenue is recognized when the product is shipped to the customer.

Cash Equivalents - The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Notes to Consolidated Financial Statements

December 31, 2005

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Trade Accounts Receivable - Trade accounts receivable are stated at net invoice amounts. The Company establishes an allowance for doubtful accounts, based on a specific assessment of all invoices that remain unpaid following normal customer payment periods. In addition, a general valuation allowance is established for other accounts receivable based on historical loss experience. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. At December 31, 2005, the allowance for doubtful accounts totaled approximately $750,000.

According to the terms of various programs, certain customers provide steel to the Company and charge the Company. At the time the Company invoices these same customers for sales, the customers have the right to offset amounts due to them with the amounts due to the Company. Accordingly, accounts receivable have been reduced by payables due to those customers of approximately $10,491,000 at December 31, 2005.

Inventory - Substantially all inventories are valued at the lower of cost or market, using the first-in, first-out (FIFO) method.

Unbilled Customer Tooling Costs - Unbilled customer tooling costs represent tooling costs for which the Company expects reimbursement from the customer. Customer tooling costs incurred and capitalized during 2005 represent tooling costs for which customer reimbursement is contractually committed. Costs incurred in excess of the customer reimbursement are expensed as incurred and gains on tooling programs are recorded when realized.

Property and Equipment - Property and equipment are recorded at cost, less accumulated depreciation, and repairs and maintenance are expensed as incurred. The Company depreciates property and equipment over their useful lives using the straight-line method. Leasehold improvements are amortized over the lesser of the useful life of the improvement or the term of the related lease.

Research and Development Costs - Research and development costs are expensed when incurred and approximated $3,428,000 in 2005.

Foreign Currency Translation - The financial statements of the Company’s foreign subsidiary are translated into U.S. dollars using the current rate method. Balance sheet accounts are translated into U.S. dollars at the rate of exchange in effect at period end, and revenue and expenses are translated at average rates of exchange in effect during the period. The effects of the foreign currency translation are included in other comprehensive loss.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Notes to Consolidated Financial Statements

December 31, 2005

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Other Comprehensive Income - Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. However, certain adjustments, such as foreign currency translation adjustments, are reported as a direct adjustment to the equity section of the consolidated balance sheet and components of comprehensive income on the consolidated statement of equity.

Recoverability of Equity Method Investments and Advances to Affiliates - The Company periodically assesses the recoverability of its equity method investments and advances to affiliates. If an identified event or change in circumstances requires an impairment evaluation, management assesses fair value based various valuation methodologies, including discounted cash flows, estimates of sales proceeds, and external appraisals, as appropriate. If an investment or advance is considered to be impaired and the decline in value is other than temporary, an appropriate write-down is recorded (see Note 9).

Income Taxes - A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between book and tax accounting and operating loss and tax credit carryforwards. As discussed further in Note 7, effective January 1, 2006, Pullman elected to be taxed as an                                  S Corporation for income tax purposes.

Shipping and Handling Costs - Shipping and handling costs are recorded as costs of sales as they are incurred.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Labor - Employees at Pullman’s two South Haven, Michigan manufacturing facilities are covered under separate collective bargaining agreements that expire on October 6, 2009 and September 10, 2010. At December 31, 2005, approximately 52 percent of Pullman’s total labor force is covered by these agreements.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Notes to Consolidated Financial Statements

December 31, 2005

Note 2 - Inventory

Inventory at December 31, 2005 consists of the following:

Raw materials	$1,685,600
Finished goods and work in progress	1,148,792

Total inventory	$2,834,392

Note 3 - Property and Equipment

Property and equipment at December 31, 2005 are summarized as follows:

	Amount	Depreciable Life - Years
Land	$699,944	-
Buildings	5,696,486	15
Building and leasehold improvements	2,112,061	7-11
Machinery and equipment	74,851,580	3-10
Transportation equipment	146,492	5
Furniture and fixtures	2,327,951	3-5
Construction in progress	4,568,429

Total cost	90,402,943
Accumulated depreciation	46,785,915

Net property and equipment	$43,617,028

Depreciation expense totaled $8,852,021 in 2005.

Note 4 - Intangible Assets

Intangible assets subject to amortization at December 31, 2005 are summarized as follows:

	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets:
Tooling	$922,000	$835,000
Technology license	380,000	267,000
Patent	19,000	19,000

Total	$1,321,000	$1,121,000

Amortization expense for intangible assets totaled $215,000 in 2005.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Notes to Consolidated Financial Statements

December 31, 2005

Note 4 - Intangible Assets (Continued)

Amortization expense for intangible assets estimated for each of the next two years is as follows:

2006	$135,000
2007	65,000

Total	$200,000

Note 5 - Notes Payable

Notes payable at December 31, 2005 are comprised of the following:

$15 million bank revolving credit facility, due February 18, 2010, requiring interest payments based upon interest rate options available to the Company, and subject to certain limitations. There were no outstanding borrowings against the facility at December 31, 2005	$—
Bank term note payable, requiring quarterly interest payments based upon interest rate options available to the Company (an effective rate of 5.87 percent at December 31, 2005). The obligation requires quarterly principal payments as follows: $1,125,000, commencing March 31, 2006 through December 31, 2006; $1,625,000, commencing March 31, 2007 through December 31, 2007; and $2,625,000, commencing March 31, 2008 through December 31, 2009	28,000,000
Notes payable to an affiliate of a Company stockholder, bearing interest at 9.00 percent and due upon demand. Borrowings are associated with the construction of a facility in Mexico by the Company’s consolidated subsidiary that is leased to Linde Pullman de Mexico (LPM) (see Note 9). Outstanding borrowings on these loans are expected to be repaid from rental payments received from LPM. Accrued interest outstanding at December 31, 2005 totaled approximately $20,000	1,185,983
Obligations under capital leases and a note payable arrangement, due in monthly installments through December 2007	126,726

Total	29,312,709
Less current portion	5,746,595

Long-term portion	$23,566,114

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Notes to Consolidated Financial Statements

December 31, 2005

Note 5 - Notes Payable (Continued)

Borrowings under the revolving credit facility and the bank term note are collateralized by substantially all assets of the Company and are subject to various financial and nonfinancial covenants that require, among other things, certain periodic reporting and the maintenance of minimum tangible net worth levels, leverage, and fixed charge coverage ratios.

Minimal principal payments on notes payable subsequent to December 31, 2005 are as follows:

2006	$5,746,595
2007	6,566,114
2008	6,500,000
2009	10,500,000

Total	$29,312,709

Interest expense on affiliate notes payable approximated $203,000 in 2005.

The Company has entered into an interest rate swap agreement maturing October 15, 2010, in order to convert $15,000,000 of the variable rate bank term note payable described above to a fixed rate of 4.38 percent. The interest rate swap has been designated as a cash flow hedge. The fair value of the swap was not significant at December 31, 2005. There were no gains or losses recognized due to hedge ineffectiveness in 2005.

Subsequent to December 31, 2005, the Company’s credit agreement with its bank group was amended in connection with an affiliate’s acquisition of Linde + Wiemann’s interest in the Linde + Pullman AG joint venture, as further discussed in Note 9.

Note 6 - Lease Commitments

The Company leases three manufacturing facilities, two of which are located in South Haven, Michigan and one located in Butler, Indiana under “triple net” operating leases. The lease terms vary and extend through 2015. In addition to base lease payments, the Company is obligated to pay all building operating costs including utilities, maintenance, insurance, and other costs on the property. Annual payments under two of the leases increase for cost of living over the term of the leases. For financial reporting purposes, annual lease expense is recorded on a straight-line basis over the lease term. The difference between the annual expense for financial reporting purposes and the annual payments is reflected as a deferred lease obligation and included as a liability. Base rent expense for the three facilities totaled $2,262,000 in 2005.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Notes to Consolidated Financial Statements

December 31, 2005

Note 6 - Lease Commitments (Continued)

In addition to the base lease payments due on the Butler, Indiana facility, the Company also pays additional rent based on the quantity of units produced of certain products of that facility. Additional rent paid by the Company based on units produced totaled approximately $548,000 in 2005 and is included in the consolidated statement of operations as operating expenses.

The Company also leases certain, office, manufacturing, and transportation equipment under other noncancelable operating leases. Rent expense under these operating leases approximated $763,000 in 2005. The lease terms vary and extend through 2011.

Future minimum rental payments required under these operating leases with noncancelable items are as follows:

Years Ending December 31	Amount
2006	$2,616,139
2007	2,542,595
2008	1,889,212
2009	1,756,315
2010	1,749,981
Thereafter	8,618,519

Total	$19,172,761

Note 7 - Income Taxes

The provision for income taxes consists of the following:

Current expense	$1,989,000
Deferred expense	1,357,000

Total income tax expense	$3,346,000

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Notes to Consolidated Financial Statements

December 31, 2005

Note 7 - Income Taxes (Continued)

A reconciliation of the provision for income taxes to income taxes computed by applying the statutory United States federal tax rate to income before taxes is as follows:

Income tax expense - Computed at 35 percent of pretax income	$4,977,000
Effect of nondeductible expenses	51,000
Effect of foreign income exclusion	(18,000)
Effect of nontaxable income	(122,000)
Research tax credits	(350,000)
Effect of nontaxable commission income	(844,000)
Adjustment of prior year estimates and other	(348,000)

Total income tax expense	$3,346,000

The details of the net deferred tax liability at December 31, 2005 are as follows:

Total deferred tax liabilities	$(5,775,000)
Total deferred tax recovery	1,567,000

Net deferred tax liability	$(4,208,000)

Deferred tax recoveries result from temporary differences in the recognition of expenses for income tax and financial reporting purposes. Such differences are principally due to recognition of allowance for bad debts, general liability reserves, and workers’ compensation and self-funded health insurance reserves. Deferred tax liabilities result primarily from accelerated tax depreciation methods.

No valuation allowance has been recognized for the deferred tax recovery.

Subsequent to year end, Pullman elected to be taxed as an S Corporation for income tax purposes effective January 1, 2006. Under this election, Pullman’s stockholders will report future taxable income or loss and pay any income tax or receive any tax benefit personally. Deferred tax recoveries and liabilities previously described will be eliminated in the Company’s 2006 consolidated financial statements. In the event Pullman realizes a taxable gain from the sale of any assets prior to January 1, 2016, Pullman will be required to pay federal income taxes thereon to the extent such a gain cannot be attributed to the period since the effective date of the election.

Note 8 - Retirement Plan and Deferred Compensation Plans

The Company sponsors two defined contribution plans in accordance with the provisions of Section 401 (k) of the Internal Revenue Code.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Notes to Consolidated Financial Statements

December 31, 2005

Note 8 - Retirement Plan and Deferred Compensation Plans (Continued)

The Company sponsors a defined contribution plan under two collective bargaining agreements and contributes a specified amount per hour for all straight-time hours worked by eligible collectively bargained employees.

The Company also sponsors a defined contribution plan covering substantially all eligible noncollectively bargained employees. The Company makes discretionary contributions equal to 50 percent of participant contributions, up to the first 7 percent of each participant’s eligible compensation.

The Company’s matching and discretionary contribution expense related to the defined contribution plans described above approximated $835,000 in 2005.

The Company sponsors a discretionary deferred compensation plan whereby certain employees are awarded units that are assigned a value based on changes in the Company’s equity. The value of the plan shares is calculated each December 31 and payment of the accrued benefits is scheduled to occur on March 15, 2005, 2007, 2009, and 2011. Participants must be employees of the Company on December 31 preceding the payment date to be eligible for any payment. Participants are not required to purchase units in the plan in order to benefit. Payments totaling $455,000 were made to plan participants on March 15, 2005. Charges against operating results to record the Company’s obligation under the plan approximated $251,000 in 2005.

Note 9 - Acquisitions, Joint Venture, and Investments

The Company is a partner in Linde + Pullman AG (LPAG), an equally owned joint venture with Linde + Wiemann, a German company. LPAG was established primarily to develop, produce, and market system solutions based on roll-forming/profile technology. LPAG’s operations are primarily in Mexico, and it currently owns a 98 percent interest in Linde Pullman de Mexico (LPM), a Mexican manufacturing entity. LPM, through two wholly owned subsidiaries in Mexico, produces parts for the North American automotive industry. At December 31, 2005, the Company guaranteed the lesser of 50 percent of LPM’s total outstanding bank debt or $7.0 million. LPM’s outstanding borrowings totaled approximately $13.4 million at December 31, 2005 and are payable through May 2009. The Company does not hold specific recourse or collateral rights in connection with the guarantee. An accrued liability totaling $210,000 has been recorded by the Company as an estimate of the fair value of the guarantee.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Notes to Consolidated Financial Statements

December 31, 2005

Note 9 - Acquisitions, Joint Venture, and Investments (Continued)

The Company has historically accounted for its investment in LPAG under the equity method. As of December 31, 2005, cumulative capital contributions and cash advances made to LPAG since inception approximated $10.5 million. During 2005, an impairment charge totaling $1.3 million was recorded against remaining advances and receivables from LPAG and LPM due to the uncertainty of collection in the forseeable future. Accordingly, at December 31, 2005, the Company has fully reserved its cumulative investment in, and advances to, LPAG and has discontinued accounting for LPAG under the equity method. LPAG’s assets and liabilities totaled $47.8 million and $56.5 million, respectively, as of December 31, 2005. Financial information related to LPAG’s primary underlying investee, LPM, as of and for the year ended December 31, 2005 is summarized as follows:

Total assets	$47,665,000
Total liabilities	(44,468,000)

Equity	$3,197,000

Net sales	$39,544,000
Operating loss	(1,728,000)
Net loss	(2,464,000)

On March 30, 2006, the Company and TMW Enterprises, Inc. (TMW), an affiliated entity related through common ownership, entered into a memorandum of understanding (the “Memorandum”) with Linde + Wiemann whereby TMW would acquire Linde + Wiemann’s entire interest in LPAG for $750,000. Consumation of the Memorandum was subject to LPM obtaining adequate financing to fund its 2006 working capital needs, as well as the approval of the Company’s bank group. The Memorandum also required LPM to capitalize certain debt obligations outstanding to Linde + Wiemann. As of June 28, 2006, the key provisions of the Memorandum have been consumated. The Company’s credit agreement, as described in Note 5, has also been amended to allow it to advance an additional $2.95 million to LPM as part of a 2006 funding plan and its guarantee of LPM’s total outstanding bank debt can be increased to $12 million. Additional bank loans totaling $5.1 million have been made directly to LPM by its primary lender as part of the restructuring.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Notes to Consolidated Financial Statements

December 31, 2005

Note 9 - Acquisitions, Joint Venture, and Investments (Continued)

The Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, in January 2003 and subsequently revised the Interpretation in December 2003. FIN 46 requires consolidation of variable interest entities with certain characteristics. Variable interest entities can include entities accounted for under the equity method of accounting, as well as entities to which loans have been made and for which guarantees of indebtedness have also been made. As a result of the presence of these characteristics, and in light of the aforementioned joint venture restructuring changes that transpired subsequent to year end, Company management is currently assessing the potential applicability and impact of this new accounting pronouncement on the Company’s consolidated financial statements for future reporting periods.

Note 10 - Related Party Transactions

The Company incurred management fees to an affiliate totaling approximately $2,395,000 in 2005. These amounts are recorded in operating expenses in the accompanying consolidated statement of operations.

Note 11 - Commitments and Contingencies

Lawsuits - The Company is involved in various legal proceedings and litigation arising in the normal course of business. Management believes that the outcome of these matters will not have a material adverse effect on the Company’s consolidated financial statements.

Workers’ Compensation - The Company is partially uninsured for workers’ compensation to a maximum of $250,000 for each accident incurred in 2005. The Company’s aggregate loss level before insurance is $1,800,000 for the policy period from April 1, 2004 through March 31, 2005 and $1,867,500 for April 1, 2005 through March 31, 2006. At December 31, 2005, there were a number of claims pending settlement. The Company has accrued for all known claims plus an amount for claims incurred but not reported of $475,000 at December 31, 2005. The Company is also contingently liable for claim costs in excess of the estimated reserves, up to the specific or aggregate loss levels previously stated, whichever is applicable. Workers’ compensation expense totaled $815,000 in 2005.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Notes to Consolidated Financial Statements

December 31, 2005

Note 11 - Commitments and Contingencies (Continued)

Health and Medical - The Company maintains substantially all of its health insurance under a plan that is uninsured to a maximum of $75,000 per contract and in the aggregate up to approximately $2,817,000. The Company has accrued all known claims at December 31, 2005 and is contingently liable for claims incurred but not reported. A liability has been accrued for both known claims and claims incurred but not reported of $675,000 at December 31, 2005. Expense under the plan approximated $3,730,000 in 2005, consisting of claims payment expenses totaling $3,248,000, stop-loss premiums and plan administration costs totaling $357,000, and reserve adjustments totaling $125,000.

Purchase Commitments - In the ordinary course of business, Pullman enters into purchase agreements with its vendors for tooling, machinery, and equipment. At December 31, 2005, Pullman had commitments related to such purchases totaling approximately $38.6 million. Of that amount, approximately $20.4 million represents expenditures for customer-owned tooling programs that will be reimbursed by the Company’s customers.

Note 12 - Cash Flows

Cash paid for interest and income taxes approximated $2,432,000 and $1,715,000, respectively, in 2005.

Dividends declared and payable to stockholders totaled $583,732 at December 31, 2005 and have been reported as noncash financing transactions in the consolidated statement of cash flows.

Note 13 - Equity

Prior to the merger of Pullman with 801 Acquisition Company, capital stock consisted of 50,000 authorized shares of $1.00 par value stock, of which 41,000 shares were issued and outstanding at December 31, 2004. As a result of capital stock changes resulting from the merger, as well as 2005 redemption activity, capital stock at December 31, 2005 consists of 6,300,000 authorized shares of no par value stock, of which 6,000,000 shares were issued and outstanding.

As more fully described in Note 14, the effect of the merger of Pullman with its former parent, 801 Acquisition Company, was a decrease to common stock, additional paid-in capital, and retained earnings of $41,000, $1,882,000, and $1,446,277, respectively, as of January 1, 2005.

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Notes to Consolidated Financial Statements

December 31, 2005

Note 14 - Effect of Merger

On February 9, 2005, Pullman completed a merger with its former parent, 801 Acquisition Company. The transaction was accounted for at historical cost, in a manner similar to a pooling of interests, and has been reported as if it occurred on January 1, 2005. In connection with the merger, Pullman acquired assets and assumed liabilities of approximately $1,067,000 and $4,436,000, respectively. Pullman’s total equity decreased by approximately $3,369,000 as a result of the merger.

Cash and cash equivalents at January 1, 2005, as reported on the consolidated statement of cash flows, was restated to include 801 Acquisition Company’s cash balance of $805,000.

Additional Information

Plante & Moran, PLLC 27400 Northwestern Highway P.O. Box 307 Southfield, MI 48037-0307 Tel: 248.352.2500 Fax: 248.352.0018 plantemoran.com

To the Board of Directors and Stockholders

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

We have audited the consolidated financial statements of Pullman Industries, Inc., Subsidiaries, and Affiliated Entity as of December 31, 2005. Our audit was made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The following consolidating information is presented for the purpose of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies and is not a required part of the basic consolidated financial statements. The consolidating information has been subjected to the procedures applied in the audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

June 23, 2006

A member of

A worldwide association of independent accounting firms

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Consolidating Balance Sheet

December 31, 2005

	Pullman Industries, Inc.	Pullman Investments, LLC	Pullman Limited	Pullman Industries IC-DISC, Inc.	Eliminations	Total
Assets
Current Assets
Cash and cash equivalents	$2,838,596	$6,310	$4,411	$2,500	$—	$2,851,817
Accounts receivable:
Trade	19,817,887	—	—	—	—	19,817,887
Commissions	—	—	—	2,412,479	(2,412,479)	—
Other	577,589	345,000	—	—	—	922,589
Inventory	2,834,392	—	—	—	—	2,834,392
Unbilled customer tooling costs	7,375,764	—	—	—	—	7,375,764
Stockholder receivable	1,828,747	—	—	—	(1,828,747)	—
Prepaid expenses and other current assets:
Prepaid expenses	1,318,882	—	—	—	—	1,318,882
Refundable taxes	—	38,229	—	—	—	38,229
Deferred tax recovery	1,010,000	—	—	—	—	1,010,000

Total current assets	37,601,857	389,539	4,411	2,414,979	(4,241,226)	36,169,560
Properly and Equipment - Net	40,413,308	3,244,220	—	—	(40,500)	43,617,028
Intangible Assets	200,170	—	—	—	—	200,170
Other Assets
Investments in and advances to consolidated subsidiaries	2,133,217	—	—	—	(2,133,217)	—
Accounts receivable - Affiliate	45,823	—	—	—	—	45,823
Deposits and other	802,983	—	—	—	—	802,983

Total assets	$81,197,358	$3,633,759	$4,411	$2,414,979	$(6,414,943)	$80,835,564

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Consolidating Balance Sheet (Continued)

December 31, 2005

	Pullman Industries, Inc.	Pullman Investments, LLC	Pullman Limited	Pullman Industries IC-DISC, Inc.	Eliminations	Total
Liabilities and Equity
Current Liabilities
Accounts payable	$11,400,798	$26,546	$—	$—	$—	$11,427,344
Current portion of notes payable	4,560,612	1,185,983	—	—	—	5,746,595
Accrued and other current liabilities:
Taxes payable	144,598	11,320	—	—	—	155,918
Accrued compensation	3,346,075	—	—	—	—	3,346,075
Dividends payable	—	—	—	2,412,479	(1,828,747)	583,732
Accrued interest	77,681	—	—	—	—	77,681
Commission payable	2,412,479	—	—	—	(2,412,479)	—
Other accrued liabilities	2,868,419	—	—	—	—	2,868,419

Total current liabilities	24,810,662	1,223,849	—	2,412,479	(4,241,226)	24,205,764
Notes Payable	23,566,114	—	—	—	—	23,566,114
Other Long-term Liabilities
Deferred compensation	251,438	—	—	—	—	251,438
Deferred tax liabilities	5,218,000	—	—	—	—	5,218,000
Equity	27,351,144	2,409,910	4,411	2,500	(2,173,717)	27,594,248

Total liabilities and equity	$81,197,358	$3,633,759	$4,411	$2,414,979	$(6,414,943)	$80,835,564

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Consolidating Statement of Operations

Year Ended December 31, 2005

	Pullman Industries, Inc.	Pullman Investments, LLC	Pullman Limited	Pullman Industries IC-DISC, Inc.	Eliminations	Total
Net Sales	$166,364,996	$600,000	$—	$2,412,479	$(2,412,479)	$166,964,996
Cost of Sales	130,926,049	—	—	—	—	130,926,049

Gross Profit	35,438,947	600,000	—	2,412,479	(2,412,479)	36,038,947
Operating Expenses	20,641,877	197,086	2,300	—	(2,412,479)	18,428,784

Operating Income (Loss)	14,797,070	402,914	(2,300)	2,412,479	—	17,610,163
Nonoperating Income (Expenses)
Interest income	242,932	713	—	—	—	243,645
Loss from unconsolidated subsidiaries	(1,302,871)	—	—	—	—	(1,302,871)
Foreign exchange loss	—	(42,931)	—	—	—	(42,931)
Other income (expense)	(459,663)	—	725	—	—	(458,938)
Interest expense	(1,706,218)	(123,128)	—	—	—	(1,829,346)

Total nonoperating income (expense)	(3,225,820)	(165,346)	725	—	—	(3,390,441)

Income (Loss) - Before income taxes	11,571,250	237,568	(1,575)	2,412,479	—	14,219,722
Income Tax Expense	3,291,000	55,000	—	—	—	3,346,000

Net Income (Loss)	$8,280,250	$182,568	$(1,575)	$2,412,479	$—	$10,873,722

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Consolidating Statement of Cash Flows

Year Ended December 31, 2005

	Pullman Industries, Inc.	Pullman Investments, LLC	Pullman Limited	Pullman Industries IC-DISC, Inc.	Eliminations	Total
Cash Flows from Operating Activities
Net income (loss)	$8,280,250	$182,568	$(1,575)	$2,412,479	$—	$10,873,722
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	8,666,813	185,208	—	—	—	8,852,021
Amortization	215,307	—	—	—	—	215,307
Bad debt expense	496,138	—	—	—	—	496,138
Loss on disposition of property and equipment	357,841	—	—	—	—	357,841
Deferred income taxes	1,357,000	—	—	—	—	1,357,000
Impairment of advances to and receivables from unconsolidated subsidiaries	1,302,871	—	—	—	—	1,302,871
IC-DISC related commission expense (income)	2,412,479	—	—	(2,412,479)	—	—
Changes in assets and liabilities:
Accounts receivable	(11,510,450)	(227,425)	—	—	—	(11,737,875)
Inventory	49,885	—	—	—	—	49,885
Unbilled customer tooling costs	(6,229,041)	—	—	—	—	(6,229,041)
Refundable federal and state income taxes	249,616	99,761	—	—	—	349,377
Prepaid expenses and other assets	(1,002,308)	—	2,300	—	—	(1,000,008)
Accounts payable	4,875,874	26,546	(725)	—	—	4,901,695
Accrued and other liabilities	(562,713)	(17,947)	—	—	—	(580,660)

Net cash provided by operating activities	8,959,562	248,711	—	—	—	9,208,273

Pullman Industries, Inc., Subsidiaries, and Affiliated Entity

Consolidating Statement of Cash Flows (Continued)

Year Ended December 31, 2005

	Pullman Industries, Inc.	Pullman Investments, LLC	Pullman Limited	Pullman Industries IC-DISC, Inc.	Eliminations	Total
Cash Flows from Investing Activities
Investments in and advances to unconsolidated subsidiaries	$(1,250,954)	$—	$—	$—	$—	$(1,250,954)
Purchase of property and equipment	(6,617,827)	—	—	—	—	(6,617,827)
Proceeds from disposition of property and equipment	197,000	—	—	—	—	197,000

Net cash used in investing activities	(7,671,781)	—	—	—	—	(7,671,781)
Cash Flows from Financing Activities
Proceeds from notes payable	33,066,273	—	—	—	—	33,066,273
Payments on notes payable	(38,737,895)	(251,525)	—	—	—	(38,989,420)
Stock issuance	—	—	—	2,500	—	2,500
Stock redemption	(381,435)	—	—	—	—	(381,435)

Net cash provided by (used in) financing activities	(6,053,057)	(251,525)	—	2,500	—	(6,302,082)

Increase (Decrease) in Cash and Cash Equivalents	(4,765,276)	(2,814)	—	2,500	—	(4,765,590)
Cash and Cash Equivalents - Beginning of year	7,603,872	9,124	4,411	—	—	7,617,407

Cash and Cash Equivalents - End of year	$2,838,596	$6,310	$4,411	$2,500	$—	$2,851,817

Pullman Industries, Inc. and Subsidiaries

(a wholly owned subsidiary of 801 Acquisition Company)

Consolidated Financial Report

with Additional Information

December 31, 2004

Pullman Industries, Inc. and Subsidiaries

Contents
Report Letter	1

Consolidated Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Stockholder’s Equity	4

Statement of Cash Flows	5

Notes to Consolidated Financial Statements	6-19

Additional Information	20

Report Letter	21

Consolidating Balance Sheet	22-23

Consolidating Statement of Operations	24

Consolidating Statement of Cash Flows	25

Plante & Moran, PLLC 27400 Northwestern Highway P.O. Box 307 Southfield, MI 48037-0307 Tel: 248.352.2500 Fax: 248.352.0018 plantemoran.com

Independent Auditor’s Report

To the Board of Directors and Stockholder

Pullman Industries, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Pullman Industries, Inc. and Subsidiaries (a wholly owned subsidiary of 801 Acquisition Company) (the “Company”) as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholder’s equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Linde + Pullman AG and subsidiaries (LPAG), an unconsolidated subsidiary, representing equity method losses of $2,900,000 and $157,000 for the years ended December 31, 2004 and 2003, respectively. Those financial statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the investment in LPAG, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pullman Industries, Inc. and Subsidiaries at December 31, 2004 and 2003 and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

June 21, 2005

A member of

A worldwide association of independent accounting firms

1

Pullman Industries, Inc. and Subsidiaries

Consolidated Balance Sheet

	December 31, 2004	December 31, 2003
Assets
Current Assets
Cash and cash equivalents	$6,812,288	$423,253
Accounts receivable:
Trade	8,054,289	16,210,359
Other	1,209,847	492,034
Inventory (Note 2)	2,884,277	2,563,701
Unbilled customer tooling costs	1,146,723	672,637
Prepaid expenses and other current assets:
Prepaid expenses	481,717	449,269
Refundable taxes	1,629,011	898,369
Deferred tax recovery (Note 6)	1,226,000	2,221,000

Total current assets	23,444,152	23,930,622
Property and Equipment - Net (Note 3)	46,406,063	52,468,436
Intangible Assets	415,477	623,994
Other Assets
Investments in and advances to unconsolidated subsidiaries (Note 8)	—	4,365,998
Accounts receivable - Affiliates	204,502	177,739
Deposits and other	506,578	817,036

Total assets	$70,976,772	$82,383,825

Liabilities and Stockholder’s Equity
Current Liabilities
Accounts payable	$6,525,649	$9,548,633
Current portion of notes payable (Note 4)	6,499,258	7,960,341
Accrued and other current liabilities:
Taxes payable	29,267	20,390
Accrued compensation	3,176,938	3,432,341
Deferred compensation (Note 7)	455,386	471,975
Accrued interest	803,295	704,778
Other accrued liabilities	2,620,911	3,682,735

Total current liabilities	20,110,704	25,821,193
Notes Payable (Note 4)	25,736,598	33,817,204
Other Long-term Liabilities - Deferred taxes (Note 6)	4,077,000	5,080,500
Stockholder’s Equity (Note 12)	21,052,470	17,664,928

Total liabilities and stockholder’s equity	$70,976,772	$82,383,825

See Notes to Consolidated Financial Statements.

2

Pullman Industries, Inc. and Subsidiaries

Consolidated Statement of Operations

	Year Ended
	December 31, 2004	December 31, 2003
Net Sales	$172,944,425	$149,747,007
Cost of Sales	139,696,280	119,189,506

Gross Profit	33,248,145	30,557,501
Operating Expenses	21,469,758	20,385,346

Operating Income	11,778,387	10,172,155
Nonoperating Income (Expenses)
Interest income	426,231	490,725
Loss on disposition of property and equipment	(7,375)	(329,770)
Loss from unconsolidated subsidiaries	(6,221,411)	(157,000)
Foreign exchange gain (loss)	(25,750)	45,576
Other income (expense)	145,502	(130,892)
Interest expense	(1,926,342)	(2,419,160)

Total nonoperating expenses	(7,609,145)	(2,500,521)

Income - Before income taxes	4,169,242	7,671,634
Income Tax Expense (Note 6)	781,700	1,393,521

Net Income	$3,387,542	$6,278,113

See Notes to Consolidated Financial Statements.

3

Pullman Industries, Inc. and Subsidiaries

Consolidated Statement of Stockholder’s Equity

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholder’s Equity
Balance - January 1, 2003	$41,000	$4,182,000	$7,666,721	$(511,462)	$11,378,259
Comprehensive income:
Net income	—	—	6,278,113	—	6,278,113
Foreign currency translation adjustment	—	—	—	8,556	8,556

Total comprehensive income					6,286,669

Balance - December 31, 2003	41,000	4,182,000	13,944,834	(502,906)	17,664,928
Net income	—	—	3,387,542	—	3,387,542

Balance - December 31, 2004	$41,000	$4,182,000	$17,332,376	$(502,906)	$21,052,470

See Notes to Consolidated Financial Statements.

4

Pullman Industries, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

	Year Ended
	December 31, 2004	December 31, 2003
Cash Flows from Operating Activities
Net income	$3,387,542	$6,278,113
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	8,109,041	7,100,148
Loss on disposition of property and equipment	7,375	329,770
Writeoff of construction in progress	1,402,454	—
Bad debt expense	2,653	38,538
Amortization	219,208	204,965
Equity in net loss of affiliates and impairment of advances receivable	6,211,711	157,000
Deferred income taxes	(8,500)	2,115,000
Changes in operating assets and liabilities which provided (used) cash:
Accounts receivable	7,435,604	(5,425,640)
Inventory	(320,576)	177,508
Prepaid expenses and other	267,319	483,243
Accounts payable	(3,022,984)	1,978,525
Unbilled customer tooling costs	(474,086)	1,854,360
Accrued liabilities and other	(1,226,422)	(3,447,001)
Refundable federal and state income taxes	(730,642)	(95,337)

Net cash provided by operating activities	21,259,697	11,749,192
Cash Flows from Investing Activities
Purchase of property and equipment	(3,456,497)	(9,743,173)
Proceeds from disposition of property and equipment	—	28,000
Investments in and advances to unconsolidated subsidiaries	(547,476)	(59,094)

Net cash used in investing activities	(4,003,973)	(9,774,267)
Cash Flows from Financing Activities
Proceeds from notes payable	31,841,969	27,800,044
Payments on notes payable	(42,708,658)	(29,670,662)
Net advances on revolving lines of credit	—	80,000

Net cash used in financing activities	(10,866,689)	(1,790,618)
Effect of Exchange Rate Changes on Cash	—	37,556

Net Increase in Cash and Cash Equivalents	6,389,035	221,863
Cash and Cash Equivalents - Beginning of year	423,253	201,390

Cash and Cash Equivalents - End of year	$6,812,288	$423,253

See Notes to Consolidated Financial Statements.

5

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 1 - Nature of Business and Significant Accounting Policies

Pullman Industries, Inc. and Subsidiaries (a wholly owned subsidiary of 801 Acquisition Company) (the “Company”) is engaged primarily in the manufacturing of roll-formed components for the automotive industry. The Company has manufacturing facilities located in South Haven and Grand Haven, Michigan as well as Butler, Indiana. The Company also has two production facilities in Mexico through a joint venture arrangement, Linde Pullman de Mexico (LPM), the operations of which are accounted for on the equity method.

Organization and Business - The Company conducts substantially all business with three U.S. automotive manufacturers. Accordingly, substantially all sales in 2004 and 2003 and substantially all trade accounts receivable at December 31, 2004 and 2003 are from these customers.

Significant accounting policies are as follows:

Principles of Consolidation - The consolidated financial statements include all the accounts of the Company and all of its wholly owned subsidiaries as of December 31, 2004 and 2003. All material intercompany accounts, transactions, and earnings have been eliminated in the accompanying consolidated financial statements. Effective January 1, 2004, one of the Company’s subsidiaries, Concept Engineering, was merged into the Company. There were no significant changes to the Company’s debt structure or business operation as a result of the merger.

Revenues and Cost Recognition - Revenue is recognized when the product is shipped to the customer.

Cash Equivalents - The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents.

Trade Accounts Receivable - Trade accounts receivable are stated at net invoice amounts. The Company establishes an allowance for doubtful accounts, based on a specific assessment of all invoices that remain unpaid following normal customer payment periods. In addition, a general valuation allowance is established for other accounts receivable based on historical loss experience. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that the determination is made. At December 31, 2004 and 2003, the allowance for doubtful accounts amounted to $250,000 and $426,000, respectively.

According to terms of various programs, certain customers provide steel to the Company and charge the Company. At the time the Company invoices these same customers for sales, the customers have the right to offset amounts due to them with the amounts due to the Company. Accordingly, accounts receivable have been reduced by payables due to those customers of approximately $17,425,000 and $7,661,000 at December 31, 2004 and 2003, respectively.

6

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Inventory - Substantially all inventories are valued at the lower of cost or market, using the first-in, first-out (FIFO) method.

Unbilled Customer Tooling Costs - Unbilled customer tooling costs represent tooling costs for which the Company expects reimbursement from the customer. Customer tooling costs incurred and capitalized during 2004 and 2003 represent tooling costs for which customer reimbursement is contractually committed. Costs incurred in excess of the customer reimbursement are expensed as incurred and gains on tooling programs are recorded when realized.

Property and Equipment - Property and equipment are recorded at cost, less accumulated depreciation, and repairs and maintenance are expensed as incurred. The Company depreciates property and equipment over their useful lives using the straight-line method. Leasehold improvements are amortized over the lesser of the useful life of the improvement or the term of the related lease.

Intangible Assets - Intangible assets subject to amortization at December 31, 2004 and 2003 are summarized as follows:

	2004		2003
	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization
Tooling	$922,000	$691,000	$922,000	$538,000
Technology license	390,000	206,000	380,000	144,000
Patent	19,000	19,000	19,000	15,000

Total	$1,331,000	$916,000	$1,321,000	$697,000

Amortization expense for intangible assets approximated $219,000 in 2004 and $205,000 in 2003.

Amortization expense for intangible assets estimated for each of the next three years is as follows:

2005	$215,000
2006	135,000
2007	65,000

Research and Development Costs - Research and development costs are expensed when incurred and approximated $3,399,000 in 2004 and $3,386,000 in 2003.

7

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Foreign Currency Translation - Prior to 2003, the financial statements of the Company’s foreign subsidiary were translated into U.S. dollars using the current rate method. Balance sheet accounts were translated into U.S. dollars at the rate of exchange in effect at period end, and revenue and expenses were translated at average rates of exchange in effect during the period. Effective January 1, 2003, the Company’s foreign subsidiary changed its functional currency from the Mexican peso to the U.S. dollar. Accordingly, the translated amounts for the nonmonetary assets, primarily property and equipment, became the accounting basis for those assets subsequent to that date. The effects of foreign currency translation adjustments are considered in arriving at comprehensive income included as a component of stockholder’s equity.

Other Comprehensive Income - Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. However, foreign currency translation adjustments are reported as a direct adjustment to the equity section of the consolidated balance sheet and components of comprehensive income on the consolidated statement of operations.

Recoverability of Equity Method Investments and Advances to Affiliates - The Company periodically assesses the recoverability of its equity method investments and advances to affiliates. If an identified event or change in circumstances requires an impairment evaluation, management assesses fair value based various valuation methodologies, including discounted cash flows, estimates of sales proceeds and external appraisals, as appropriate. If an investment or advance is considered to be impaired and the decline in value is other than temporary, an appropriate write-down is recorded (see Note 8).

Income Taxes - A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary timing differences between book and tax accounting and operating loss and tax credit carryforwards.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Labor - Employees at the Company’s two South Haven, Michigan manufacturing facilities are covered under separate collective bargaining agreements that expire in November 2005 and January 2006. At December 31, 2004, approximately 59 percent of the Company’s total labor force is covered by these agreements.

8

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Reclassification - Certain 2003 amounts have been reclassified to conform to the 2004 presentation.

Note 2 - Inventory

Inventory consists of the following:

	2004	2003
Raw materials	$1,329,152	$1,082,801
Finished goods and work in process	1,555,125	1,480,900

Total inventories	$2,884,277	$2,563,701

Note 3 - Property and Equipment

Major classes of property and equipment are as follows:

	2004	2003	Depreciable Life - Years
Land	$699,944	$699,944	—
Buildings	5,696,486	5,656,768	15
Building and leasehold improvements	1,968,163	1,878,555	7-11
Machinery and equipment	73,251,480	60,492,434	3-10
Transportation equipment	25,784	55,291	5
Furniture and fixtures	2,495,973	2,510,868	3-5
Construction in progress	1,066,235	12,357,130

Total cost	85,204,065	83,650,990
Accumulated depreciation	(38,798,002)	(31,182,554)

Net property and equipment	$46,406,063	$52,468,436

Depreciation expense totaled $8,109,041 for 2004 and $7,100,148 for 2003.

9

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 4 - Notes Payable

Notes payable are comprised of the following:

	2004	2003
$20 million bank revolving line of credit, due July 1, 2006, requiring monthly interest payments at the bank’s prime rate (5.25 percent at December 31, 2004), and subject to certain limitations. The line of credit, which replaced the $18.5 million and $2 million lines of credit in place at December 31, 2003, was refinanced during February 2005 as described below	$—	$6,867,035
Note payable under a $3 million bank revolving line of credit due July 1, 2006. The loan requires monthly interest payments at the bank’s prime rate (5.25 percent at December 31, 2004) and is subject to certain limitations. The line of credit, which replaced a $5,000,000 line of credit in place at December 31, 2003, was refinanced during February 2005 as described below. The note is guaranteed by an affiliate of the Company’s stockholder	2,700,000	2,700,000
$6 million bank equipment line of credit requiring monthly interest payments at the bank’s prime rate (5.25 percent at December 31, 2004), subject to certain limitations. The line of credit is due January 15, 2005, at which time unpaid principal will be termed out with equal monthly principal payments commencing February 1, 2005 through January 1, 2010. The line of credit was refinanced during February 2005 as described below	2,925,000	—
Notes payable to an affiliate of the Company’s stockholder, bearing interest at 9.00 percent and due upon demand. The borrowings are associated with the construction of a facility in Mexico by the Company’s consolidated subsidiary that is leased to Linde Pullman de Mexico (LPM) (see Note 8). The outstanding borrowings on these loans are expected to be repaid from rental payments received from LPM. There was no accrued interest outstanding at December 31, 2004 and 2003	1,437,508	1,873,047

10

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 4 - Notes Payable (Continued)

	2004	2003
Note payable to a bank, bearing interest at the bank’s prime rate (5.25 percent at December 31, 2004). The obligation requires monthly payments of $430,000 through June 2006, $380,000 from July 2006 through December 2007, $ 105,000 from January 2008 through November 2008, and $95,000 on December 1, 2008. The note replaced various note payable obligations outstanding at December 31, 2003. The note was refinanced during February 2005 as described below	$15,428,180	$20,882,993
Bank equipment note payable, bearing interest at the bank’s prime rate plus 0.75 percent (6.00 percent at December 31, 2004). The obligation requires monthly payments of $83,333, plus interest, through January 2007, and is guaranteed by an affiliate of the Company’s stockholder. The note was refinanced during February 2005 as described below	2,083,334	3,083,333
Obligations under capital lease and other financing arrangements payable in monthly installments through December 2007	95,537	129,840
Debt to Affiliates - Unsubordinated
Notes payable to affiliates, bearing interest at 7 percent, plus accrued interest of $576,000, due January 3, 2005. The notes were refinanced during February 2005 as described below	3,241,297	3,241,297
Note payable on demand to an affiliate of the Company’s stockholder, bearing interest monthly at 9 percent. The note was refinanced during February 2005 as described below	1,325,000	—
Debt to Affiliates - Subordinated
Notes to stockholder, interest payable annually at 8 percent, subordinated to any borrowings under the lines of credit and certain bank notes payable. The notes were refinanced during February 2005 as described below	$3,000,000	$3,000,000

Total	32,235,856	41,777,545
Less current portion	6,499,258	7,960,341

Long-term portion	$25,736,598	$33,817,204

11

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 4 - Notes Payable (Continued)

On February 18, 2005, the Company refinanced all outstanding unpaid principal and interest related to the aforementioned debt obligations with its bank group and affiliates as of that date, except for the capital lease obligations and the $1,437,508 outstanding affiliate note payable described above. In conjunction with the refinancing, the Company also repaid $3,000,000 of debt assumed in connection with the 801 Acquisition merger subsequent to year end, as described in Note 13. The new agreement with the bank group provides for a $15 million working capital revolving line of credit and $32 million term loan, each maturing February 18, 2010. The new revolving line of credit has substantially the same terms and conditions as the facilities which were refinanced and provides for interest rate incentives if certain covenants are achieved. The new term loan obligation requires quarterly payments of principal plus interest at varying interest rate schedules based on the Company’s financial results.

Borrowings under the line of credit and the bank term note are collateralized by substantially all assets of the Company and have various financial and nonfinancial covenants that require, among other things, certain periodic reporting, maintenance of debt service coverage levels, and maximum debt levels.

The classification of debt on the consolidated balance sheet and the following schedule of future minimum payments below are adjusted to reflect the maturity dates of the new line of credit and term note obligation described above:

2005	$6,499,258
2006	4,530,182
2007	6,530,272
2008	6,500,000
2009	8,176,144

Total	$32,235,856

Interest expense on the aforementioned affiliate debt obligations totaled approximately $591,000 in 2004 and $470,000 in 2003.

Note 5 - Lease Commitments

The Company leases three manufacturing facilities, two of which are located in South Haven, Michigan and one located in Butler, Indiana, under “triple net” operating leases. The lease terms vary and extend through 2012. In addition to base lease payments, the Company is obligated to pay all building operating costs including utilities, maintenance, insurance, and other costs on the property. Annual payments under two of the leases increase for cost of living over the term of the leases. For financial reporting purposes, annual lease expense is recorded on a straight-line basis over the lease term.

12

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 5 - Lease Commitments (Continued)

The difference between the annual expense for financial reporting purposes and the annual payments is reflected as a deferred lease obligation and included as a liability. Base rent expense for the three facilities totaled $2,226,000 in 2004 and $2,197,000 in 2003.

In addition to the base lease payments due on the Butler, Indiana facility, the Company also pays additional rent based on the quantity of units produced of certain products of that facility. Additional rent paid by the Company based on units produced totaled approximately $497,000 in 2004 and $502,000 in 2003 and is included in the consolidated statement of operations as operating expenses.

The Company also leases certain, office, manufacturing, and transportation equipment under other noncancelable operating leases. Rent expense under these operating leases approximated $732,000 in 2004 and $623,000 in 2003. The lease terms vary and extend through 2010.

Future minimum rental payments required under leases with noncancelable terms are as follows:

Year Ended December 31	Amount
2005	$2,926,651
2006	2,796,272
2007	2,385,235
2008	1,806,333
2009	1,694,433
Thereafter	3,166,277

Total	$14,775,201

Note 6 - Income Taxes

The provision for income taxes consists of the following:

	2004	2003
Current expense (recovery)	$790,200	$(721,479)
Deferred expense (recovery)	(8,500)	2,115,000

Total income tax expense	$781,700	$1,393,521

13

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 6 - Income Taxes (Continued)

A reconciliation of the provision for income taxes to income taxes computed by applying the statutory United States federal tax rate to income before taxes is as follows:

	2004	2003
Income tax expense - Computed at 34 percent of pretax income	$1,416,700	$2,608,000
Effect of nondeductible expenses	83,000	64,000
Effect of nontaxable income	(136,000)	(158,000)
Effect of stock investment deductions	—	(965,000)
Research tax credits	(150,000)	(150,000)
Effect of noncash charitable contribution deduction	—	(108,000)
Adjustment of prior year estimates and other	(432,000)	102,521

Total income tax expense	$781,700	$1,393,521

The details of the net deferred tax liability at December 31 are as follows:

	2004	2003
Total deferred tax liabilities	$(4,688,000)	$(5,734,500)
Total deferred tax recovery	1,837,000	2,875,000
Valuation allowance recognized for deferred tax recovery	—	—

Net deferred tax liability	$(2,851,000)	$(2,859,500)

Deferred tax recoveries result from temporary differences in the recognition of expenses for income tax and financial reporting purposes. Such differences are principally due to recognition of price reduction reserves, allowance for bad debts, general liability reserves, workers’ compensation and self-funded health insurance reserves, and various tax credit carryforwards. Deferred tax liabilities result primarily from accelerated tax depreciation methods.

Note 7 - Retirement Plan and Deferred Compensation Plans

The Company sponsors several defined contribution plans in accordance with the provisions of Section 401 (k) of the Internal Revenue Code.

The Company sponsors a defined contribution plan under various collective bargaining agreements and contributes a specified amount per hour for all straight-time hours worked by eligible collectively bargained employees.

14

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 7 - Retirement Plan and Deferred Compensation Plans (Continued)

The Company also sponsors a defined contribution plan covering substantially all eligible non-collectively bargained employees. The Company makes discretionary contributions equal to 50 percent of participant contributions, up to the first 7 percent of each participant’s eligible gross wages.

The Company’s matching and discretionary contribution expense related to the defined contribution plans described above approximated $814,000 in 2004 and $774,000 in 2003.

The Company sponsors a discretionary deferred compensation plan whereby certain employees are awarded units that are assigned a value based on changes in the parent’s stockholder’s equity. The value of the plan shares is calculated each December 31 and payment of the accrued benefits is scheduled to occur on March 15 of 2005, 2007, 2009, and 2011. Participants must be employees of the Company on December 31 preceding the payment date to be eligible for any payment. Participants are not required to purchase units in the plan in order to benefit. Charges against operating results to record the Company’s obligation under the plan approximated $175,000 in 2003. There were no charges against operating results in 2004.

Note 8 - Acquisitions, Joint Venture, and Investments

The Company is a partner in Linde + Pullman AG (LPAG), an equally owned joint venture with Linde + Wiemann, a German company. LPAG was established primarily to develop, produce, and market system solutions based on roll-forming/profile technology. LPAG’s operations are primarily in Mexico, and it currently owns a 98 percent interest in Linde Pullman de Mexico (LPM), a Mexican manufacturing entity. LPM, through two wholly owned subsidiaries in Mexico, produces parts for the North American automotive industry. The Company guarantees the lesser of 50 percent of LPM’s total outstanding bank debt or $7.0 million. LPM’s outstanding borrowings totaled $14.37 million and $9.45 million at December 31, 2004 and 2003, respectively, and are payable through May 2009. The Company does not hold specific recourse or collateral rights in connection with the guarantee. At December 31, 2004, an accrued liability totaling $280,000 has been recorded by the Company as an estimate of the fair value of the guarantee. In connection with LPM’s new 2004 credit agreement, the Company agreed to convert its $1.0 million advance to LPM to equity. The conversion has been treated as a noncash investing activity in the 2004 financial statements.

15

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 8 - Acquisitions, Joint Venture, and Investments (Continued)

The Company accounts for its investment in LPAG under the equity method. As of December 31, 2004, cumulative capital contributions and cash advances made to LPAG since inception approximated $8.2 million. The Company’s share of LPAG’s net loss was approximately $2.9 million in 2004 and $157,000 in 2003. During 2004, the Company also recorded a charge against earnings totaling $1.8 million for advances to and receivables due from LPAG and LPM, related primarily to certain technical service, interest, and legal charges, that were forgiven by the Company. Furthermore, an impairment charge against remaining advances and receivables from LPAG and LPM totaling $ 1.5 million was recorded due to the uncertainty of collection in the forseeable future. At December 31, 2003, advances to and accounts receivable from LPAG and LPM totaled approximately $1,473,000 and are included in investment in and advances to unconsolidated subsidiaries as other noncurrent assets in the accompanying consolidated balance sheet. LPAG’s assets and liabilities totaled $42.8 million and $49.3 million, respectively, as of December 31, 2004 and $33.1 million and $33.6 million, respectively, as of December 31, 2003. Financial information related to LPAG’s primary underlying investee, LPM, as of and for the years ended December 31, 2004 and 2003 is summarized as follows:

	2004	2003
Total assets	$42,718,000	$32,936,000
Total liabilities	(37,057,000)	(32,938,000)

Equity (deficit)	$5,661,000	$(2,000)

Net sales	$28,685,000	$31,963,000
Operating income	1,774,000	2,539,000
Net income (loss)	(3,207,000)	492,000

During 2004, charges to LPM’s operations included a goodwill impairment charge totaling $2.1 million and tooling program costs incurred in excess of customer recoveries totaling $3.2 million. LPM’s 2004 results also include gains from the forgiveness of LPAG debt, as well as various joint venture partner liabilities, totaling $2.4 million and $774,000, respectively.

Note 9 - Related Party Transactions

The Company incurred management fees to an affiliate of the stockholder totaling approximately $1,509,000 in 2004 and $1,394,000 in 2003. The same affiliate also charged the Company a bank loan guaranty fee of $40,500 in 2004 and $43,000 in 2003. These amounts are recorded in operating expenses in the accompanying consolidated statement of operations.

16

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 10 - Contingencies

Lawsuits - The Company is involved in various legal proceedings and litigation arising in the normal course of business. Management believes that the outcome of these matters will not have a material adverse effect on the Company’s financial statements.

In April 2003, the Company reached a settlement in a lawsuit brought in 1999 by a former sales representative of the Company. The costs of the settlement aggregated $2.88 million and were recorded in other current accrued liabilities as of December 31, 2002. The related expense was paid in full during 2003.

Workers’ Compensation - The Company is partially uninsured for workers’ compensation to a maximum of $250,000 for each accident incurred in 2004 and 2003. The Company’s aggregate loss level before insurance is $2,100,000 for the policy periods from April 1, 2002 through March 31, 2003, April 1, 2003 through March 31, 2004, and April 1, 2004 through March 31, 2005. At December 31, 2004 and 2003, there were a number of claims pending settlement. The Company has accrued for all known claims plus an amount for claims incurred but not reported of $525,000 and $958,000 at December 31, 2004 and 2003, respectively. The Company is also contingently liable for claim costs in excess of the estimated reserves, up to the aggregate loss level stated previously. Workers’ compensation expense totaled $874,000 in 2004 and $1,022,000 in 2003.

Health and Medical - Beginning in 2004, the Company maintains substantially all of its health insurance under a plan that is uninsured to a maximum of $75,000 per contract and in the aggregate up to approximately $2,615,000. The Company has accrued all known claims at December 31, 2004 and is contingently liable for claims incurred but not reported. A liability has been accrued for both known claims and claims incurred but not reported of $550,000 at December 31, 2004. Expense under the plan approximated $3,241,000 in 2004.

Note 11 - Cash Flows

Cash paid for interest and income taxes was as follows:

	2004	2003
Interest	$1,817,548	$2,568,055
Income taxes	1,200,000	(229,000)

17

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 11 - Cash Flows (Continued)

During 2004, the Company assumed a $1,325,000 note payable from 801 Acquisition Company. The note payable resulted from borrowings made by 801 Acquisition Company from an affiliate, which were subsequently loaned to LPM. The assumption of the note payable was recorded by the Company with a corresponding increase to the investments in and advances to the unconsolidated subsidiaries’ balance sheet account and has been treated as a noncash investing transaction in the consolidated statement of cash flows. There were no noncash transactions in 2003.

Note 12 - Stockholder’s Equity

The Company’s stock consists of the following at December 31, 2004 and 2003:

	2004	2003
Common stock - $1.00 par value:
Authorized - 50,000 shares
Issued and outstanding - 41,000 shares in 2004 and 2003	$41,000	$41,000

Note 13 - Subsequent Event - Merger

On February 9, 2005, the Company completed a merger with its parent, 801 Acquisition Company. The transaction will be accounted for at historical cost in a manner similar to a pooling of interests. In connection with the merger, the Company acquired assets and assumed liabilities of approximately $988,000 and $4,572,000, respectively. The Company’s total stockholder’s equity decreased by approximately $3,584,000 as a result of the merger.

Note 14 - Recent Accounting Pronouncement

The Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, in January 2003 and subsequently revised the Interpretation in December 2003. FIN 46 requires consolidation of variable interest entities with certain characteristics.

18

Pullman Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

Note 14 - Recent Accounting Pronouncement (Continued)

Variable interest entities can include entities accounted for under the equity method of accounting, as well as entities to which loans have been made and for which guarantees of indebtedness have also been made. The Company currently has investments accounted for under the equity method and has guaranteed affiliate debt obligations, as described in Note 8. As of December 31, 2004, consolidated assets and liabilities of the entities were approximately $42.8 million and $49.3 million, respectively. The Company’s maximum exposure to loss resulting from its involvement with the entities as of December 31, 2004 was approximately $7.5 million. The Company will adopt FIN 46 effective January 1, 2005. Management is currently assessing the potential applicability and impact of this new accounting pronouncement to the Company’s financial statements for future reporting periods.

19

Additional Information

20

Plante & Moran, PLLC 27400 Northwestern Highway P.O. Box 307 Southfield, MI 48037-0307 Tel: 248.352.2500 Fax: 248.352.0018 plantemoran.com

To the Board of Directors and Stockholder

Pullman Industries, Inc. and Subsidiaries

We have audited the consolidated financial statements of Pullman Industries, Inc. and Subsidiaries (a wholly owned subsidiary of 801 Acquisition Company) as of December 31, 2004 and 2003. Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The following consolidating information is presented for the purpose of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies and is not a required part of the basic consolidated financial statements. The consolidating information has been subjected to the procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

June 21, 2005

A member of

A worldwide association of independent accounting firms

21

Pullman Industries, Inc. and Subsidiaries

Consolidating Balance Sheet

December 31, 2004

	Pullman Industries, Inc.	Pullman Investments, LLC	Pullman Limited	Eliminating Entries	Consolidated Totals
Assets
Current Assets
Cash and cash equivalents	$6,798,753	$9,124	$4,411	$—	$6,812,288
Accounts receivable:
Trade	8,054,289	—	—	—	8,054,289
Other	1,092,272	117,575	—	—	1,209,847
Inventory	2,884,277	—	—	—	2,884,277
Unbilled customer tooling costs	1,146,723	—	—	—	1,146,723
Prepaid expenses and other current assets:
Prepaid expenses	479,417	—	2,300	—	481,717
Refundable taxes	1,491,021	137,990	—	—	1,629,011
Deferred tax recovery	1,226,000	—	—	—	1,226,000

Total current assets	23,172,752	264,689	6,711	_	23,444,152
Property and Equipment - Net	43,017,135	3,429,428	—	(40,500)	46,406,063
Intangible Assets	415,477	—	—	—	415,477
Other Assets
Investments in and advances to unconsolidated subsidiaries	2,133,217	—	—	(2,133,217)	—
Accounts receivable - Affiliates	204,502	—	—	—	204,502
Deposits and other	506,578	—	—	—	506,578

Total assets	$69,449,661	$3,694,117	$6,711	$(2,173,717)	$70,976,772

22

Pullman Industries, Inc. and Subsidiaries

Consolidating Balance Sheet (Continued)

December 31, 2004

	Pullman Industries, Inc.	Pullman Investments, LLC	Pullman Limited	Eliminating Entries	Consolidated Totals
Liabilities and Stockholder’s Equity
Current Liabilities
Accounts payable	$6,524,924	$—	$725	$—	$6,525,649
Current portion of notes payable	5,061,750	1,437,508	—	—	6,499,258
Accrued and other current liabilities:
Taxes payable	—	29,267	—	—	29,267
Accrued compensation	3,176,938	—	—	—	3,176,938
Deferred compensation	455,386	—	—	—	455,386
Accrued interest	803,295	—	—	—	803,295
Other accrued liabilities	2,620,911	—	—	—	2,620,911

Total current liabilities	18,643,204	1,466,775	725	—	20,110,704
Notes Payable	25,736,598	—	—	—	25,736,598
Other Long-term Liabilities - Deferred taxes	4,077,000	—	—	—	4,077,000
Stockholder’s Equity	20,992,859	2,227,342	5,986	(2,173,717)	21,052,470

Total liabilities and stockholder’s equity	$69,449,661	$3,694,117	$6,711	$(2,173,717)	$70,976,772

23

Pullman Industries, Inc. and Subsidiaries

Consolidating Statement of Operations

Year Ended December 31, 2004

	Pullman Industries, Inc.	Pullman Investments, LLC	Pullman Limited	Eliminations	Consolidated Totals
Net Sales	$172,344,425	$600,000	$—	$—	$172,944,425
Cost of Sales	139,696,280	—	—	—	139,696,280

Gross Profit	32,648,145	600,000	—	—	33,248,145
Operating Expenses	21,266,349	201,109	2,300	—	21,469,758

Operating Income (Loss)	11,381,796	398,891	(2,300)	—	11,778,387
Nonoperating Income (Expenses)
Interest income	399,586	26,645	—	—	426,231
Loss on disposition of property and equipment	(7,375)	—	—	—	(7,375)
Loss from unconsolidated subsidiaries	(6,221,411)	—	—	—	(6,221,411)
Foreign exchange loss	—	(25,750)	—	—	(25,750)
Other income	142,829	—	2,673	—	145,502
Interest expense	(1,747,656)	(178,686)	—	—	(1,926,342)

Total nonoperating income (expenses)	(7,434,027)	(177,791)	2,673		(7,609,145)

Income - Before income taxes	3,947,769	221,100	373	—	4,169,242
Income Tax Expense	707,000	74,700	—	—	781,700

Net Income	$3,240,769	$146,400	$373	$—	$3,387,542

24

Pullman Industries, Inc. and Subsidiaries

Consolidating Statement of Cash Flows

Year Ended December 31, 2004

	Pullman Industries, Inc.	Pullman Investments, LLC	Pullman Limited	Eliminations	Consolidated Totals
Cash Flows from Operating Activities
Net income	$3,240,769	$146,400	$373	$—	$3,387,542
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	7,923,831	185,210	—	—	8,109,041
Amortization	219,208	—	—	—	219,208
Bad debt expense	2,653	—	—	—	2,653
Loss on disposition of property and equipment	7,375	—	—	—	7,375
Writeoff of construction in progress	1,402,454	—	—	—	1,402,454
Deferred income taxes	(8,500)	—	—	—	(8,500)
Equity in net loss of affiliates and impairment of advances receivable	6,211,711	—	—	—	6,211,711
Changes in assets and liabilities:
Accounts receivable	7,548,313	(112,709)	—	—	7,435,604
Inventories	(320,576)	—	—	—	(320,576)
Refundable federal and state income taxes	(617,110)	(113,532)	—	—	(730,642)
Prepaid expenses and other assets	97,380	169,939	—	—	267,319
Accounts payable	(3,015,995)	(5.812)	(1,177)	—	(3,022,984)
Accrued liabilities and other	(1,235,299)	8,877	—	—	(1,226,422)
Unbilled customer tooling costs	(474,086)	—	—	—	(474,086)

Net cash provided by (used in) operating activities	20,982,128	278,373	(804)	—	21,259,697
Cash Flows from Investing Activities
Investments in and advances to unconsolidated subsidiaries	(547,476)	—	—	—	(547,476)
Purchase of property and equipment	(3,456,497)	—	—	—	(3,456,497)

Net cash used in investing activities	(4,003,973)	—	—	—	(4,003,973)
Cash Flows from Financing Activities
Proceeds from long-term debt	31,841,969	—	—	—	31,841,969
Payments on long-term debt	(42,273,119)	(435,539)	—	—	(42,708,658)

Net cash used in financing activities	(10,431,150)	(435,539)	—	—	(10,866,689)

Increase (Decrease) in Cash and Cash Equivalents	6,547,005	(157,166)	(804)	—	6,389,035
Cash and Cash Equivalents - Beginning of year	251,748	166,290	5,215	—	423,253

Cash and Cash Equivalents - End of year	$6,798,753	$9,124	$4,411	$—	$6,812,288

25